Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Third Quarter Results

DALLAS--(BUSINESS WIRE)--June 14, 2016--Neiman Marcus Group LTD LLC today reported financial results for its third fiscal quarter ended April 30, 2016. For the third quarter, the Company reported total revenues of $1.17 billion, representing a decrease of 4.2% compared to total revenues of $1.22 billion for the third quarter of fiscal year 2015. During this same period, comparable revenues decreased 5.0% and the Company reported net earnings of $3.8 million compared to net earnings of $19.8 million for the third quarter of fiscal year 2015. Adjusted EBITDA, which is described on page 7 of this release, for the third quarter of fiscal year 2016 was $173.2 million compared to $202.6 million in the prior year.

On a year-to-date basis, the Company reported total revenues of $3.82 billion, representing a decrease of 2.7% compared to total revenues of $3.93 billion in the prior year. During this same period, comparable revenues decreased 4.2% and the Company reported net earnings of $1.1 million compared to net earnings of $47.8 million in the prior year. Year-to-date Adjusted EBITDA was $520.4 million compared to $602.7 million in the prior year.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Tuesday, June 14, 2016 beginning at 9:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measures to net earnings, a GAAP measure, see “Non-GAAP Financial Measures” on page 7 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	April 30, 2016	May 2, 2015

ASSETS
Current assets:
Cash and cash equivalents	$76,282	$82,211
Merchandise inventories	1,200,913	1,173,262
Deferred income taxes	41,963	33,883
Other current assets	162,167	108,507
Total current assets	1,481,325	1,397,863

Property and equipment, net	1,547,739	1,439,657
Intangible assets, net	3,515,585	3,625,450
Goodwill	2,276,041	2,267,897
Other assets	124,773	140,578
Total assets	$8,945,463	$8,871,445

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$264,727	$280,285
Accrued liabilities	486,681	457,504
Current portion of long-term debt	29,426	29,426
Total current liabilities	780,834	767,215

Long-term liabilities:
Asset-based revolving credit facility	265,000	150,000
Long-term debt	4,529,399	4,558,612
Deferred income taxes	1,500,244	1,500,914
Other long-term liabilities	452,414	439,994
Total long-term liabilities	6,747,057	6,649,520

Total member equity	1,417,572	1,454,710
Total liabilities and member equity	$8,945,463	$8,871,445

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands)	April 30, 2016	May 2, 2015	April 30, 2016	May 2, 2015

Revenues	$1,169,292	$1,220,100	$3,821,149	$3,928,416
Cost of goods sold including buying and occupancy costs	743,471	755,034	2,505,837	2,502,553
Selling, general and administrative expenses	274,777	285,689	862,773	894,666
Income from credit card program	(15,010)	(11,899)	(44,634)	(40,752)
Depreciation expense	59,616	48,070	169,157	136,590
Amortization of intangible assets	13,978	16,035	43,426	66,764
Amortization of favorable lease commitments	13,421	13,640	40,570	40,675
Other expenses (income)	(634)	5,571	24,512	28,080

Operating earnings	79,673	107,960	219,508	299,840

Interest expense, net	72,675	72,844	215,855	217,919

Earnings before income taxes	6,998	35,116	3,653	81,921

Income tax expense	3,208	15,296	2,517	34,090

Net earnings	$3,790	$19,820	$1,136	$47,831

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in millions)	April 30, 2016	May 2, 2015	April 30, 2016	May 2, 2015

Capital expenditures	$78.2	$63.6	$232.0	$183.0

Rent expense	$26.6	$28.0	$85.5	$85.9

Adjusted EBITDA	$173.2	$202.6	$520.4	$602.7

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

The following table reconciles net earnings as reflected in the Company’s consolidated statements of earnings prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in millions)	April 30, 2016	May 2, 2015	April 30, 2016	May 2, 2015

Net earnings	$3.8	$19.8	$1.1	$47.8
Income tax expense	3.2	15.3	2.5	34.1
Interest expense, net	72.7	72.8	215.9	217.9
Depreciation expense	59.6	48.1	169.2	136.6
Amortization of intangible assets and favorable lease commitments	27.4	29.7	84.0	107.4
EBITDA	$166.7	$185.7	$472.7	$543.9

Amortization of inventory step-up	-	3.5	-	6.8
Incremental rent expense	2.5	2.7	7.9	8.2
MyTheresa acquisition costs	0.1	2.0	4.4	15.1
Non-cash stock-based compensation	-	2.1	3.9	6.4
Expenses related to cyber-attack, net of insurance recoveries	0.2	1.3	0.9	4.1
Expenses incurred in connection with openings
of new stores / remodels of existing stores	4.6	3.0	11.5	9.3
Expenses incurred in connection with strategic
growth initiatives	3.6	2.2	21.9	6.5
Net gain from facility closure	(5.4)	-	(5.4)	-
Other expenses	0.9	-	2.8	2.3
Adjusted EBITDA	$173.2	$202.6	$520.4	$602.7

CONTACT:
Neiman Marcus Group LTD LLC
Mark Anderson, 214-757-2934
Director – Finance and Investor Relations